Exhibit 99.1

News Release – February 22, 2024
Arcadium Lithium Releases Fourth Quarter and Full Year 2023 Results and Provides 2024 Full Year Outlook

•Merger Between Allkem and Livent Completed on January 4, 2024
•Arcadium Lithium 2024 Outlook Highlighted by a 40% Increase in Lithium Carbonate and Hydroxide Volumes as a Combined Company
•Projecting $60 to 80 million of Realized Synergies / Cost Savings in 2024
•Slowing Pace of Expansion in Light of Current Market Conditions and to Optimize Capital Efficiencies Between Co-Located Projects

PHILADELPHIA and PERTH, Australia, Feb. 22, 2024 /PRNewswire/ -- Arcadium Lithium plc (NYSE: ALTM, ASX: LTM, “Arcadium Lithium”) today reported results for the fourth quarter and full year of 2023 for Livent Corporation (“Livent”) and provided select results for Allkem Limited (“Allkem”). The 2023 Form 10-K to be released by Arcadium Lithium will only include the historical results of Livent’s operations since the merger closed after December 31, 2023.
Full calendar year 2023 revenue for the combined company on a pro forma basis was $2.0 billion. Arcadium Lithium expects to provide additional calendar year 2023 pro forma financials early in the second quarter of 2024 and will release combined results for the new company beginning with the first quarter of 2024.
“We are excited to officially begin operating as Arcadium Lithium, leveraging the strengths of two highly complementary organizations and continuing to grow as one of the leading producers of lithium chemicals globally,” said Paul Graves, president and chief executive officer of Arcadium Lithium. “While lithium and energy storage market dynamics have changed considerably since our merger announcement in May, the underlying strategic merits of the transaction remain compelling. As a larger, more diversified and vertically integrated company, we are better positioned to meet the needs of our customers and have even greater flexibility to take advantage of opportunities available throughout market cycles.”

1

Livent Corporation Results
Livent achieved the following results for the fourth quarter and full year of 2023:

Metric	Units	2023	2022	YoY %	Q4 23
Revenue	$M	883	813	9%	182
GAAP Net Income	$M	330	274	21%	38
Adj. EBITDA[1]	$M	503	367	37%	91
GAAP EPS	$/share	1.58	1.36	16%	0.18
Adjusted EPS[1]	$/share	1.89	1.40	35%	0.34

Adj. cash from operations[1,2]	$M	326	262	24%	52
Capital spending[3]	$M	329	327	—%	90
1.Denotes non-GAAP financial term. 2.Excludes customer advanced payment of $198 million. 3.Capital expenditures and other investing activities; excludes capitalized interest.
For the fourth quarter, volumes sold were broadly flat with lower average realized prices across all lithium products versus the third quarter and slightly higher costs. Despite a challenging lithium market environment in the fourth quarter, Livent achieved record results across all key financial metrics in 2023, reflecting higher average realized pricing and lower overall costs. Full year 2023 net income increased 21%, adjusted EBITDA was up 37% and adjusted EBITDA margins expanded by over 10% compared to 2022.

Allkem Limited Results1
Olaroz Lithium Facility2
Lithium Carbonate Jujuy Province, Argentina

Metric	Units	CY-23	Dec Q-23	Sep Q-23	QoQ %
Total Revenue	US$M	511	96	123	(22)%
Production	metric tons	17,758	4,144	4,453	(7)%
Sales	metric tons	17,879	6,991	4,554	54%
Average price received[1]	US$/mt	27,788	13,564	25,981	(48)%
1.Excludes lithium carbonate by-product revenue of $14M, $2M and $5M in CY-23, Dec Q-23 and Sep Q-23, respectively, which amounts are included in Total Revenue.

•Quarterly production of 4,144 metric tons of lithium carbonate with approximately 43% of quarterly production as battery grade lithium carbonate
•Quarterly sales of 6,991 metric tons of which 31% was battery grade lithium carbonate with average realized price of US$13,564/metric ton FOB3

1 Allkem’s select results include property-level financial measures reported according to International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board, except as otherwise indicated. These select results for Allkem’s properties are not intended to be reported regularly in this manner by Arcadium Lithium moving forward and may not be comparable with Arcadium Lithium’s results for future periods, which will be reported under U.S. generally accepted accounting principles.
2 All figures on a 100% Olaroz Project basis, in which Allkem had a 66.5% economic interest.
3 “FOB” (Free On Board) excludes insurance and freight charges included in “CIF” (Cost, Insurance, Freight) pricing. Therefore, the Company’s FOB reported prices are net of freight (shipping), insurance and sales commission.
2

Mt Cattlin
Spodumene concentrate          Ravensthorpe, Western Australia

Metric[1]	Units	CY-23	Dec Q-23	Sep Q-23	QoQ %
Spodumene Revenue	US$M	571	46	201	(77)%
Realized price	US$/dmt CIF	2,785	763	2,625	(71)%
Recovery	%	68	72	68	6%
Concentrate produced	dmt	239,312	69,789	72,549	(4)%
Grade of concentrate produced	% Li2O	5.3	5.4	5.3	2%
Concentrate shipped	dmt	204,979	60,008	76,631	(22)%
Grade of concentrate shipped	% Li2O	5.3	5.3	5.3	—%
1.Table includes metrics for spodumene only and does not reflect production, sales or revenue figures for low-grade material (which is sold irregularly) or immaterial amounts of other products. Sales of these excluded products totaled $38M, $0M and $3M in CY-23, Dec Q-23 and Sep Q-23, respectively.

•Quarterly production of 69,789 metric tons of spodumene concentrate at 5.4% Li2O grade
•Strong recovery of 72% demonstrates favorable grade and mineralization as mining continues in the main part of the orebody
•Spodumene concentrate sales of 60,008 metric tons at an SC6 equivalent price of US$850/dmt for the quarter. Realized pricing during the quarter was impacted by a shift to forward looking reference price mechanisms and the timing of shipments all occurring in the second half of the quarter

Merger Completion
The all-stock merger of equals between Allkem and Livent was completed on January 4, 2024 in-line with expected timelines and following shareholder votes of approval from both companies. Arcadium Lithium ordinary shares are traded on the NYSE under the ticker “ALTM” and on the ASX as a foreign exempt listing via CHESS Depositary Instruments (CDIs) under the ticker “LTM”.

Synergies / Cost Savings
Arcadium Lithium is expecting to realize synergy and cost savings totaling $60 to 80 million in 2024. These benefits will be driven primarily by lower selling, general, and administrative expenses, headcount reduction and elimination of services and other overlaps between the two legacy companies.
Expansions
Arcadium Lithium expects to increase combined lithium carbonate and lithium hydroxide volumes delivered to customers by roughly 40% in 2024 to 50,000 to 54,000 metric tons on a LCE basis4. This is a result of lithium carbonate expansion ramp-ups at both Olaroz and Fénix (Salar del Hombre Muerto), as well as at downstream hydroxide assets globally. Offsetting some of this higher volume in 2024 is a reduction in planned spodumene production at Mt. Cattlin as part of cost optimization efforts at the mine, reflecting the lower price environment.
Arcadium Lithium is growing volumes significantly during 2024 as a result of previous multi-year expansionary investments. However, in light of current market conditions the Company expects to lower near-term capital spending commitments as it evaluates ways to streamline its project pipeline while still delivering additional volumes within the timeframes needed by customers.
Mr. Graves stated: “it is clear that very few lithium expansion projects make economic sense at current market prices, and the longer prices stay near these levels the greater the impact will be on future supply shortfalls. As we saw in
4 Lithium Carbonate Equivalents. Includes 100% of Olaroz, in which Arcadium Lithium has a 66.5% economic interest.
3

2022, this will increase the likelihood of a rapid increase in future lithium prices, although the complexity of the global battery supply chain makes both the timing and extent of such an increase difficult to predict."
“One of the many benefits of the merger is the opportunity to both optimize and de-risk our growth projects that have natural overlaps. By slowing capital spending in 2024 we are able to accelerate the work needed to drive capital efficiencies in both Argentina and Québec. We expect this will ultimately help us realize lower overall capital spending across the Fénix and Sal de Vida projects, as well as between the James Bay and Nemaska Lithium projects. We also expect to improve the operating flexibility of these closely located assets as a result of the revised plans.”
Arcadium Lithium expects $450 to $625 million in growth capital spending in 2024 with an additional $100 to $125 million of maintenance capital spending.
As of December 31, 2023 Arcadium Lithium had a combined consolidated cash balance of $892 million and cash, net of debt, of $297 million5.

2024 Outlook Scenarios6
The outlook scenarios for the full year 2024 as set out below are provided by Arcadium Lithium as a combined company. The Company is expecting higher overall volumes, with a 40% increase in combined lithium hydroxide and lithium carbonate sales partially offset by lower spodumene concentrate sales.
The majority of Arcadium Lithium’s hydroxide volumes are currently sold under multi-year agreements with established pricing terms (pre-agreed price or subject to floors and ceilings). The Company’s other lithium specialties (butyllithium, high purity lithium metal, etc.) are typically sold on a customer-by-customer, negotiated price basis with monthly or quarterly price resets. Lithium carbonate and spodumene concentrate volumes are currently sold largely at prevailing market prices set on a monthly basis.
The table below reflects Revenue and Adjusted EBITDA outcomes for Arcadium Lithium based on two different lithium market price scenarios. These scenarios should not be interpreted as a forecast by Arcadium Lithium as to the likely range of 2024 lithium prices. It keeps constant the midpoints of the Company’s expected sales volumes, synergy/cost savings and SG&A for 2024 while overlaying the pricing mechanisms of existing commercial agreements:

Average Lithium Market Price (LCE Basis)
Metric	Units	$15/kg LCE	$25/kg LCE
Revenue	$ million	~1,250	~1,900
Adjusted EBITDA[1]	$ million	~420	~1,000
Adjusted EBITDA Margin[1]		34%	53%
1.Although Arcadium Lithium provides an outlook for Adjusted EBITDA and Adjusted tax rate, the Company is not able to do so for the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for the Company to provide an outlook for such GAAP measures or to reconcile corresponding non-GAAP financial measures to such GAAP measures without unreasonable efforts. For the same reason, the Company is unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring and transaction related charges. As a result, no GAAP equivalent outlook is provided for these metrics.

5 Cash and debt of the combined company shown on an unaudited basis. Includes $44M of cash and cash equivalents and $59M of debt at Nemaska Lithium.
6 Reflects 100% consolidation of Olaroz and Nemaska Lithium, in which Arcadium Lithium has current economic interest of 66.5% and 50%, respectively.
4

The table below provides an outlook for other select financial items:

Metric	Units	Full Year 2024
Selling, general and administrative expenses[1]	$ million	~115
Depreciation & amortization	$ million	~145
Adjusted tax rate[2]		25%	33%
Full-year weighted average diluted shares outstanding[3]	million	~1,150

Capital spending	$ million	550	750
1.Includes Research and development expenses.
2.Although Arcadium Lithium provides an outlook for Adjusted EBITDA and Adjusted tax rate, the Company is not able to do so for the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for the Company to provide an outlook for such GAAP measures or to reconcile corresponding non-GAAP financial measures to such GAAP measures without unreasonable efforts. For the same reason, the Company is unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring and transaction related charges. As a result, no GAAP equivalent outlook is provided for these metrics.
3.Inclusive of 67.7 million dilutive share equivalents attributable to potential conversion of 2025 Notes.

Arcadium Lithium Contacts
Investors:
Daniel Rosen +1 215 299 6208
daniel.rosen@livent.com
Phoebe Lee +61 413 557 780
phoebe.lee@allkem.co

Media:
Karen Vizental +54 9 114 414 4702
karen.vizental@allkem.co

Supplemental Information
In this press release, Arcadium Lithium uses the financial measures Adjusted EBITDA, Diluted adjusted after-tax earnings per share, Adjusted tax rate, and Adjusted cash from operations. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.arcadiumlithium.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Arcadium Lithium
Arcadium Lithium is a leading global lithium chemicals producer committed to safely and responsibly harnessing the power of lithium to improve people’s lives and accelerate the transition to a clean energy future. We collaborate with our customers to drive innovation and power a more sustainable world in which lithium enables exciting possibilities for renewable energy, electric transportation and modern life. Arcadium Lithium is vertically integrated, with industry-leading capabilities across lithium extraction processes, including hard-rock mining, conventional brine extraction and direct lithium extraction (DLE), and in lithium chemicals manufacturing for high performance applications. We have
5

operations around the world, with facilities and projects in Argentina, Australia, Canada, China, Japan, the United Kingdom and the United States. For more information, please visit us at www.ArcadiumLithium.com.

Important Information and Legal Disclaimer:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for Arcadium Lithium based on currently available information. There are important factors that could cause Arcadium Lithium’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the factors described under the caption entitled "Risk Factors" in Livent Corporation's 2022 Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 24, 2023, and the factors described under the caption entitled “Risk Factors” in Arcadium Lithium’s registration statement on Form S-4, initially filed with the SEC on July 20, 2023, as amended thereafter and declared effective by the SEC on November 20, 2023, as well as other risks associated with the merger of equals transaction between Livent Corporation and Allkem Limited that resulted in the creation of Arcadium Lithium, as well as other SEC filings and public communications. Although Arcadium Lithium believes the expectations reflected in the forward-looking statements are reasonable, Arcadium Lithium cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Arcadium Lithium nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Arcadium Lithium is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
6

ARCADIUM LITHIUM PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$181.8	$219.4	$882.5	$813.2
Costs of sales	138.4	105.5	413.2	417.5
Gross margin	43.4	113.9	469.3	395.7
Selling, general and administrative expenses	16.1	14.6	63.2	55.2
Research and development expenses	2.5	1.3	5.8	3.9
Restructuring and other charges	22.0	2.9	56.7	7.5
Separation-related costs	—	0.2	—	0.7
Total costs and expenses	179.0	124.5	538.9	484.8
Income from operations before equity in net loss of unconsolidated affiliate, loss on debt extinguishment and other gain	2.8	94.9	343.6	328.4
Equity in net loss of unconsolidated affiliate	1.1	6.7	23.1	15.1
Loss on debt extinguishment	—	—	—	0.1
Other gain	(47.1)	—	(68.5)	(22.2)
Income from operations before income taxes	48.8	88.2	389.0	335.4
Income tax expense	11.1	5.5	58.9	61.9
Net income	$37.7	$82.7	$330.1	$273.5
Net income per weighted average share - basic	$0.21	$0.46	$1.84	$1.59
Net income per weighted average share - diluted	$0.18	$0.39	$1.58	$1.36
Weighted average common shares outstanding - basic	179.8	179.5	179.7	171.8
Weighted average common shares outstanding - diluted	209.0	209.4	209.2	201.6

ARCADIUM LITHIUM PLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP) AND ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2023	2022	2023	2022
Net income	$37.7	$82.7	$330.1	$273.5
Add back:
Income tax expense	11.1	5.5	58.9	61.9
Depreciation and amortization	8.1	8.3	29.6	27.7
EBITDA (Non-GAAP) (1)	56.9	96.5	418.6	363.1
Add back:
Argentina remeasurement losses (a)	53.4	3.7	73.9	6.7
Restructuring and other charges (b)	22.0	2.9	56.7	7.5
Separation-related costs (c)	—	0.2	—	0.7
COVID-19 related costs (d)	—	0.3	—	2.4
Loss on debt extinguishment (e)	—	—	—	0.1
Other loss (f)	0.8	4.0	16.9	9.9
Subtract:
Blue Chip Swap gain (g)	(42.2)	—	(63.6)	(22.2)
Argentina interest income (h)	—	—	—	(1.5)
Adjusted EBITDA (Non-GAAP) (1)	$90.9	$107.6	$502.5	$366.7
___________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax (benefit)/expense, depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for Argentina remeasurement losses, restructuring and other charges, separation-related costs, COVID-19 related costs and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. These measures should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement losses are included within "Cost of sales" in our consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and twelve months ended December 31, 2023 includes costs related to the Transaction of $21.8 million and $54.1 million, respectively. The three and twelve months ended December 31, 2022 includes costs related to the Transaction of $0.6 million and $2.9 million, respectively.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statements of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the amendments to our Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Prior to consolidation of Nemaska Lithium Inc. ("NLI") on October 18, 2023, represents our 50% ownership interest (which was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align NLI's reported results with Arcadium Lithium's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our consolidated statement of operations. The Company accounts for its investment in NLI on a one-quarter lag basis.
g.Represents gains from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds.

h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF NET INCOME TO ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions, except per share amounts)	2023	2022	2023	2022
Net income	$37.7	$82.7	$330.1	$273.5
Special charges:
Argentina remeasurement losses(a)	53.4	3.7	73.9	6.7
Restructuring and other charges (b)	22.0	2.9	56.7	7.5
Separation-related costs(c)	—	0.2	—	0.7
COVID-19 related costs (d)	—	0.3	—	2.4
Loss on debt extinguishment (e)	—	—	—	0.1
Other loss (f)	0.8	4.0	16.9	9.9
Blue Chip Swap gain (g)	(42.2)	—	(63.6)	(22.2)
Argentina interest income (h)	—	—	—	(1.5)
Non-GAAP tax adjustments (i)	(0.9)	(9.6)	(18.0)	5.5
Adjusted after-tax earnings (Non-GAAP) (1)	$70.8	$84.2	$396.0	$282.6

Diluted earnings per common share	$0.18	$0.39	$1.58	$1.36
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.26	0.02	0.35	0.03
Restructuring and other charges, per diluted share	0.11	0.02	0.27	0.04
COVID-19 related costs, per diluted share	—	—	—	0.01
Other loss, per diluted share	—	0.02	0.08	0.05
Blue Chip Swap gain, per diluted share	(0.20)	—	(0.30)	(0.11)
Argentina interest income, per diluted share	—	—	—	(0.01)
Non-GAAP tax adjustments per diluted share	(0.01)	(0.05)	(0.09)	0.03
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.34	$0.40	$1.89	$1.40
Weighted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP)	209.0	209.4	209.2	201.6
____________________
1.The company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of nonrecurring charges/(income) and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement losses are included within "Cost of sales" in our consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and twelve months ended December 31, 2023 includes costs related to the Transaction of $21.8 million and $54.1 million and, respectively. The three and twelve months ended December 31, 2022 includes costs related to the Transaction of $0.6 million and $2.9 million, respectively.
c.Represents legal and professional fees and other separation-related activity.

d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the amendments to our Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Prior to consolidation of NLI on October 18, 2023, represents our 50% ownership interest (which was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align NLI's reported results with Arcadium Lithium's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our consolidated statement of operations. The Company accounts for its investment in NLI on a one-quarter lag basis.
g.Represents gains from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
i.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure "Diluted adjusted after-tax earnings per share", and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in Millions)	2023	2022	2023	2022
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(3.4)	$(0.7)	$(7.0)	$(2.0)
Revisions to our tax liabilities due to finalization of prior year tax returns	—	—	(0.4)	—
Foreign currency remeasurement (net of valuation allowance) and other discrete items	(1.1)	(7.1)	(16.2)	7.6
Blue Chip Swap gain	4.5	—	6.7	2.3
Other discrete items	(0.9)	(1.8)	(1.1)	(2.4)
Total Non-GAAP tax adjustments	$(0.9)	$(9.6)	$(18.0)	$5.5

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Twelve Months Ended
	December 31,
(In Millions)	2023	2022
Cash provided by operating activities	$297.3	$454.7
Restructuring and other charges	28.7	3.5
Separation-related costs	—	0.9
COVID-19 related costs (a)	—	2.4
Argentina interest income (b)	—	(1.5)
Adjusted cash from operations (Non-GAAP) (1)	$326.0	$460.0
___________________
1.The company believes that the Non-GAAP financial measure "Adjusted cash from operations" provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.

b.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	December 31, 2023	December 31, 2022
Long-term debt (including current maturities) (GAAP) (a)	$302.0	$241.9
Less: Cash and cash equivalents (GAAP)	(237.6)	(189.0)
Net debt (Non-GAAP) (1)	$64.4	$52.9
___________________
1.The company believes that the non-GAAP financial measure "Net debt" provides useful information about the company's cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized transaction costs of $2.4 million and $3.9 million as of December 31, 2023 and 2022, respectively.

ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$237.6	$189.0
Trade receivables, net of allowance of approximately $0.3 in 2023 and 2022	106.7	141.6
Inventories	217.5	152.3
Other current assets	86.4	61.1
Total current assets	648.2	544.0
Investments	34.8	440.3
Property, plant and equipment, net of accumulated depreciation of $269.1 in 2023 and $253.1 in 2022	2,237.1	968.3
Right of use assets - operating leases, net	6.8	4.8
Goodwill	120.7	—
Other intangibles, net	53.4	—
Deferred income taxes	1.4	0.4
Other assets	127.7	116.4
Total assets	$3,230.1	$2,074.2

Total current liabilities	268.6	148.7
Long-term debt	299.6	241.9
Contract liabilities - long term	217.8	198.0
Other long-term liabilities	160.3	42.6
Equity	2,283.8	1,443.0
Total liabilities and equity	$3,230.1	$2,074.2

ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(In Millions)	2023	2022
Cash provided by operating activities	$297.3	$454.7
Cash used in investing activities	(228.3)	(364.7)
Cash used in financing activities	(20.4)	(12.5)
Effect of exchange rate changes on cash	—	(1.5)
Increase in cash and cash equivalents	48.6	76.0
Cash and cash equivalents, beginning of period	189.0	113.0
Cash and cash equivalents, end of period	$237.6	$189.0

7